Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF GP NATURAL RESOURCE PARTNERS LLC
PURSUANT TO 18 U.S.C. § 1350
     In connection with the accompanying report on Form 10-Q for the quarter ended September 30, 2009 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Corbin J. Robertson, Jr., Chief Executive Officer and Chairman of the Board of GP Natural Resource Partners LLC, the general partner of the general partner of Natural Resource Partners L.P. (the “Company”), hereby certify, to my knowledge, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Corbin J. Robertson, Jr.
Name: Date:	Corbin J. Robertson, Jr. November 5, 2009